POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of John McKenna, Nicolas Francis, Alex Davis, Jesse Schulman,
Eddie Nadel, and Eric Steiner of Cooley LLP, and Andy Missan and Ben Lu of
Archer Aviation Inc. (the "Company"), as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") any
documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings of reports with the SEC; and
(2)		take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.
	The undersigned hereby grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
	The undersigned has caused this Power of Attorney to be executed as of
September 15, 2021.

/s/ Michael Spellacy